EXHIBIT 4.3
             STOCK OPTION AGREEMENT FOR OFFICERS AND EMPLOYEES UNDER
            THE NORTH CENTRAL BANCSHARES, INC. 1996 STOCK OPTION PLAN

              NORTH CENTRAL BANCSHARES, INC. 1996 STOCK OPTION PLAN
                NON-QUALIFIED STOCK OPTION AGREEMENT -- EMPLOYEES


                                                            -        -
----------------------------------------------------  ------ -------- ------
            NAME OF OPTIONEE                          SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
                                 STREET ADDRESS

--------------------   ------------------------------   ------------------------
       CITY                           STATE                   ZIP CODE

                  This Non-Qualified Stock Option Agreement is intended to set forth the terms and conditions on which a Non-Qualified Stock Option has been granted under the North Central Bancshares, Inc. 1996 Stock Option Plan. Set forth below are the specific terms and conditions applicable to this Non-Qualified Stock Option. Attached as Exhibit A are its general terms and conditions.


==================================================================================================================
   Option Grant                 (A)               (B)               (C)               (D)                (E)
==================================================================================================================
              Grant Date:
------------------------------------------------------------------------------------------------------------------
Class of Optioned Shares*
------------------------------------------------------------------------------------------------------------------
  No. of Optioned Shares*
------------------------------------------------------------------------------------------------------------------
Exercise Price Per Share*
------------------------------------------------------------------------------------------------------------------
      VESTING
------------------------------------------------------------------------------------------------------------------
  Earliest Exercise Date*
------------------------------------------------------------------------------------------------------------------
  Option Expiration Date*
==================================================================================================================

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, North Central Bancshares, Inc. (the "Company") grants this Non-Qualified Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Non-Qualified Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein. This Non-Qualified Stock Option Agreement amends and supersedes, in its entirety, any prior agreement relating to options granted to the Optionee on September 21, 1996.

NORTH CENTRAL BANCSHARES, INC.                       OPTIONEE


By ------------------------------------------     ------------------------------
NAME:
TITLE:

--------------------------------------------------------------------------------

INSTRUCTIONS: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
              NORTH CENTRAL BANCSHARES, INC. 1996 STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                          GENERAL TERMS AND CONDITIONS


                  SECTION 1. NON-QUALIFIED STOCK OPTION. The Company intends the Option evidenced hereby not to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986.

                  SECTION 2. OPTION PERIOD. (a) Subject to section 2(b), the Optionee shall have the right to purchase all or any portion of the optioned Common Stock at any time during the period ("Option Period") commencing on the Earliest Exercise Date and ending on the earliest to occur of the following dates:

                  (i)      if Optionee is an Eligible Individual:

                           (A) the last day of the ten-year period commencing on
                  the Grant Date;

                           (B) the last day of the twelve-month period
                  commencing on the date of the Optionee's termination of service with the Company by reason of retirement at or after age 65, death or Disability;

                           (C) the last day of the three-month period commencing
                  on the date of the Optionee's termination of employment with the Company, other than on account of death or Disability, Retirement or a Termination for Cause;

                           (D) the date the Optionee ceases to be an employee of
                  the Company due to a Termination for Cause;

                  (ii)     If Optionee is an Eligible Director:

                           (A) removal for cause in accordance with the
                  Company's bylaws; or

                           (B) the last day of the ten-year period commencing on
                  the date on which the Option was granted.

                  (b) Upon the termination of the Optionee's Service with the Company, any Option granted hereunder whose Earliest Exercise Date has not occurred is deemed forfeited; PROVIDED, HOWEVER, that in the event the Optionee's Service with the Company ceases due to Retirement, death, Disability or upon a Change in Control of the Company, any Option granted hereunder whose Earliest Exercise Date has not occurred shall become fully exercisable and the date of such retirement, death disability or change of control shall be deemed to be the Earliest Exercise Date. For purposes of determining whether an Optionee's Service has terminated, such an Optionee's Service shall be deemed to continue for so long as the Optionee is serving as an officer, employee, outside director, advisory director, emeritus director or consultant to the

Company or is subject to and is observing the terms of a written agreement restricting his ability to compete or imposing other restrictive covenants.

                  SECTION 3. EXERCISE PRICE. During the Option Period, and after the applicable Earliest Exercise Date, the Optionee shall have the right to purchase all or any portion of the Optioned Common Stock at the Exercise Price per Share.

                  SECTION 4. METHOD OF EXERCISE. The Optionee may, at any time during the Option Period provided by section 2, exercise his right to purchase all or any part of the optioned Common Stock then available for purchase; PROVIDED, HOWEVER, that the minimum number of shares of optioned Common Stock which may be purchased shall be one hundred (100) or, if less, the total number of shares of optioned Common Stock then available for purchase. The Optionee shall exercise such right by:

                  (a) giving written notice to the Committee, in the form attached hereto as Appendix A; and

                  (b) delivering to the Committee full payment of the Exercise Price for the Optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of North Central Bancshares, Inc., (ii) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Optionee and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of (i) and (ii).

                  SECTION 5. DELIVERY AND REGISTRATION OF OPTIONED SHARES. As soon as is practicable following the date on which the Optionee has satisfied the requirements of section 4, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Optionee's ownership of the optioned Common Stock that has been pur chased. The Optionee shall have no right to vote or to receive dividends, nor have any other rights with respect to optioned Common Stock, prior to the date as of which such optioned Common Stock is transferred to the Optionee on the stock transfer records of the Company, and no adjust ments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to (a) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  SECTION 6. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving en tity, and in the event of any stock split, stock dividend or other event generally affecting the number of shares of Common Stock held by each person who is then a shareholder of record, the number of shares of Common Stock subject to the option granted hereunder and the Exercise Price per share of such option shall be adjusted in accordance with section 5.3 of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, the option granted hereunder shall be canceled or adjusted in accordance with section 5.3 of the Plan. In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares or a regular quarterly cash dividend), including a dividend which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its Shares, at the election of the Committee: (i) the Company shall make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend in accordance with section 5.3 of the Plan or
(ii) the Committee, in its discretion applied uniformly to all outstanding Options, may adjust the Exercise Price per Share of outstanding Options in such a manner as the Committee may determine to be necessary to reflect the effect of the dividend or other distribution on the Fair Market Value of a Share.

                  SECTION 7. NO RIGHT TO CONTINUED SERVICE. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon the Optionee any right to a continuation of service by the Company. The Optionee may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

                  SECTION 8. TAXES. Where any person is entitled to receive shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

                  SECTION 9. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           North Central Bancshares, Inc.
                           825 Central Avenue
                           P.O. Box 1237
                           Fort Dodge, Iowa  50501

                           Attention:       COMPENSATION COMMITTEE

                  (b) If to the Optionee, to the Optionee's address as shown in the Company's personnel records.

                  SECTION 10. RESTRICTIONS ON TRANSFER. The option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Optionee other than by will or by the laws of descent and distribution or in a permitted transfer under section 4.6 of the Plan. This Section 10 shall not prohibit the Optionee from designating, in the form attached hereto as Appendix B, a Beneficiary or Beneficiaries to receive his Options in the event of such Optionee's death.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Optionee and their respective heirs, successors and assigns.

                  SECTION 12. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  SECTION 13. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the state of Iowa without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  SECTION 14. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Optionee.

                  SECTION 15. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

                  SECTION 16. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior option agreement between the Company and the Optionee.

               APPENDIX A TO NON-QUALIFIED STOCK OPTION AGREEMENT
              NORTH CENTRAL BANCSHARES, INC. 1996 STOCK OPTION PLAN
                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

1. INSTRUCTIONS. Use this Notice to inform the Committee administering the North Central Bancshares, Inc. 1996 Stock Option Plan ("Plan") that you are exercising your right to purchase shares of common stock ("Shares") of North Central Bancshares, Inc. ("North Central") pursuant to a non-qualified stock option ("Option") granted under the Plan. If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Non-Qualified Stock Option Agreement entered into between North Central and the Option Recipient ("Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: North Central Bancshares, Inc., 825 Central Avenue, P.O. Box 1237, Fort Dodge, Iowa 50501, Attention: Compensation Committee. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by the Committee, but in no event more than three days after such date ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

2. PURCHASE OF SHARES. Pursuant to the Agreement made and entered into as of _____________________, 19 ___ [ENTER DATE OF AGREEMENT] by and between North Central and ______________________________ [ENTER THE NAME OF THE OPTION RECIPIENT], I hereby exercise my right to purchase __________ Shares at an Exercise Price per Share of $_________, for a Total Exercise Price of $_____________ [ENTER THE PRODUCT OF THE NUMBER OF SHARES MULTIPLIED BY THE EXERCISE PRICE PER SHARE]. As payment for such Shares, I [CHECK AND COMPLETE ONE OR MORE; THE SUM OF THE AMOUNTS SHOWN IN (A) AND (B), MUST EQUAL THE TOTAL EXERCISE PRICE SHOWN ABOVE:

(A)      / /     enclose a certified check, money order, or      $______________
                 bank draft payable to the order of North
                 Central in the amount of

(B)      / /     enclose Shares duly endorsed for transfer       $______________
                 to North Central with all necessary stock transfer stamps attached and having a fair market value of

                 Total Exercise Price                            $______________

3. ISSUANCE OF CERTIFICATES. I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

      NAME AND ADDRESS             SOCIAL SECURITY NO.              NO OF SHARES
_________________________________  _____-____-_______      _____________________
_________________________________

_________________________________  _____-____-_______      _____________________
_________________________________


4. WITHHOLDING ELECTIONS. [FOR EMPLOYEE OPTION RECIPIENTS ONLY. BENEFICIARIES AND OUTSIDE DIRECTORS SHOULD NOT COMPLETE.] I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request North Central to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [CHECK ONE]:


(A)  / /     With a certified or bank check that I will deliver to the
             Compensation Committee on the day after the Effective Date of my
             Option exercise.
(B)  / /     With the proceeds from a sale of Shares that would otherwise be distributed to me.

     I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

     I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

5. COMPLIANCE WITH TAX AND SECURITIES LAWS. I understand that I must rely on, and consult with, my own tax and legal counsel (and not North Central Bancshares, Inc.) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.


_______________________________________________             ___________________
                 Signature                                           Date

_______________________________________________________________________________
                                     Address
* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
COMPENSATION COMMITTEE
     Received  [CHECK ONE]: / /By Hand  / /By Mail Post Marked _________________
                                                               Date of Post Mark

By _____________________________________________________       _________________
       Authorized Signature                                    Date of Receipt

               APPENDIX B TO NON-QUALIFIED STOCK OPTION AGREEMENT
              NORTH CENTRAL BANCSHARES, INC. 1996 STOCK OPTION PLAN
                             BENEFICIARY DESIGNATION

1. INSTRUCTIONS. Use this form to designate the Beneficiary(ies) to receive your right to purchase shares of common stock ("Shares") of North Central Bancshares, Inc. pursuant to a non-qualified stock option ("Option") granted to you under the North Central Bancshares, Inc. 1996 Stock Option Plan ("Plan") if you should die before exercising such Option. The Non-Qualified Stock Option Agreement evidencing an Option will establish the period following your death during which an Option may be exercised by your Beneficiary. You should give your Beneficiary(ies) a copy of this completed form, which should be filed by such Beneficiaries with a Notice of Exercise of Non-Qualified Stock Option, in order to exercise your Option after your death. This Beneficiary Designation should be completed and personally delivered or mailed by certified mail, return receipt requested to: North Central Bancshares, Inc., 825 Central Avenue, P.O. Box 1237, Fort Dodge, Iowa 50501, Attention: Compenstion Committee. The effective date of the designations made herein will be the date this Beneficiary Designation is received by the Committee. Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Beneficiary Designation is subject to all of the terms and conditions of the Plan.

2. DESIGNATION. [COMPLETE SECTIONS 1(A) AND 1(B). WRITE IN ALL OF THE INFORMATION REQUESTED. IF NO PERCENTAGE INTERESTS ARE SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS OF BENEFICIARIES (PRIMARY OR CONTINGENT) WILL HAVE AN EQUAL INTEREST. IF ANY DESIGNATED BENEFICIARY PREDECEASES YOU, THE INTERESTS OF EACH OF THE REMAINING BENEFICIARIES IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.]

     (a) PRIMARY BENEFICIARY(IES). I hereby name the following person or persons as my primary Beneficiary(ies) to receive the right to exercise the Option granted to me on ______________ under the Plan, if I should die before exercising such Option. I reserve the right to change or revoke this designation at any time prior to my death without the consent of any person.


                                                                         Date of   Percentage
      Name And Address             Social Security Number  Relationship   Birth     Interest
_________________________________  _____-____-__________   ____________ _________  ____________
_________________________________

_________________________________  _____-____-__________   ____________ _________  ____________
_________________________________


     (b) CONTINGENT BENEFICIARY(IES). I hereby designate the following person or persons as my contingent Beneficiary(ies) to receive the right to exercise my Option if all of my primary Beneficiary(ies) designated in
         Section 1(a) above should die before me or before exercising such Option and without having designated a Beneficiary(ies). I reserve the right to change or revoke this designation at any time prior to my death without the consent of any person:


                                                                         Date of   Percentage
      Name And Address             Social Security Number  Relationship   Birth     Interest
_________________________________  _____-____-__________   ____________ _________  ____________
_________________________________

_________________________________  _____-____-__________   ____________ _________  ____________
_________________________________


3. EFFECTIVENESS OF DESIGNATION. I understand that the Beneficiary designations made on this form shall be effective only if this form is properly completed and received by the Committee prior to my death. I also understand that an effective Beneficiary designation revokes all previous designations and that this designation is subject to all of the terms and conditions of the Plan.


_______________________________________________             ___________________
                 Signature                                           Date

_______________________________________________________________________________
                                     Address
* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
COMPENSATION COMMITTEE
     Received  [CHECK ONE]: / /By Hand  / /By Mail Post Marked _________________
                                                               Date of Post Mark

By _____________________________________________________       _________________
       Authorized Signature                                    Date of Receipt